Exhibit 21

SIGMA-ALDRICH CORPORATION

SUBSIDIARIES

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)	Sigma-Aldrich Co. (Illinois)
(A)	Sigma-Aldrich Israel, Ltd. (Israel)
(B)	Aldrich Chemical Company, Inc. (Delaware)
(C)	Sigma-Aldrich N.V./S.A. (Belgium)
(1)	Sigma-Aldrich Chemie B.V. (Netherlands)
(D)	Sigma-Aldrich B.V. (Netherlands)
(1)	Sigma-Aldrich Holding B.V. (Netherlands)
(a)	Sigma-Aldrich Chemie Holding GmbH (Germany)
(i)	Sigma-Aldrich Chemie GmbH (Germany)
(ii)	Sigma-Aldrich Laborchemikalien GmbH (Germany)
(iii)	Sigma-Aldrich Producktions GmbH (Germany)
(iv)	Sigma Ark GmbH (Germany)
(E)	Sigma-Aldrich Chemie Verwaltungs GmbH (Germany)
(F)	Sigma-Aldrich Grundstucks-Verwaltungs GmbH & Co. KG (Germany)
(G)	Sigma-Aldrich Italia S.r.l. (Italy)
(1)	Sigma-Aldrich S.r.l. (Italy)
(H)	Aldrich Chemical Foreign Holding Company (Missouri)
(1)	Sigma-Aldrich Chimie S.N.C. (France)
(2)	Sigma-Aldrich Chimie S.a.r.l. (France)
(I)	Sigma Chemical Foreign Holding Company (Missouri)
(J)	Supelco, Inc. (Delaware)
(K)	Sigma-Aldrich Biotechnology Holding Company, Inc. (Missouri)
(L)	Sigma-Aldrich Biotechnology Investment LLC (Missouri)
(M)	Sigma-Aldrich Biotechnology LP (Missouri)
(N)	Sigma-Genosys of Texas, Inc. (Texas)
(O)	Sigma-Genosys Holding LLC (Missouri)
(P)	Sigma-Genosys LP (Texas)
(Q)	Sigma-Aldrich Business Holdings, Inc. (Delaware)
(1)	Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)
(R)	Sigma-Aldrich Lancaster, Inc. (Missouri)
(1)	Techcare Systems, Inc. (California)
(S)	KL Acquisition Corp ()
(1)	Chemical Trade, Ltd. (Russia)
(2)	Medchem, Ltd. (Russia)
(a)	SAF-LAB (Russia)
(T)	Sigma-Aldrich China, Inc. (Missouri)
(U)	Sigma-Aldrich Logistik GmbH (Germany)
(V)	Sigma-Aldrich Manufacturing, LLC (Missouri)

2)	Sigma-Aldrich, Inc. (Wisconsin)

3)	Sigma-Aldrich Finance Co. (Missouri)

4)	Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)

5)	Fluka Holding AG (Switzerland)
(A)	Fluka Chemie GmbH (Switzerland)
(B)	Fluka Production GmbH (Switzerland)
(C)	Fluka GmbH (Switzerland)

6)	Sigma-Aldrich Company, Ltd. (UK)
(A)	Sigma-Genosys Limited (UK)
(B)	Ultrafine (UFC Limited) (UK)

Exhibit 21 (continued)

7)	Sigma-Aldrich Foreign Holding Co. (Missouri)
(A)	Sigma-Aldrich Handels GmbH (Austria)
(B)	Sigma-Aldrich spol.s.r.o. (Czech Republic)
(C)	Sigma-Aldrich Denmark A/S (Denmark)
(D)	Ya-Kemia Oy (Finland)
(E)	Sigma-Aldrich (O M) Ltd. (Greece)
(F)	Sigma-Aldrich Kft (Hungary)
(G)	Sigma-Aldrich Financial Services Limited (Ireland)
(H)	Sigma-Aldrich Ireland Ltd. (Ireland)
(I)	Sigma-Aldrich Norway AS (Norway)
(J)	Sigma-Aldrich Sp. z.o.o. (Poland)
(K)	Sigma-Aldrich Quimica S.A. (Spain)
(L)	Sigma-Aldrich Sweden AB (Sweden)
(M)	Sigma-Aldrich de Argentina S.A. (Argentina)
(N)	Sigma-Aldrich Pty., Limited (Australia)
(O)	Sigma-Aldrich Quimica Brasil Ltda. (Brazil)
(P)	Sigma-Aldrich Canada Ltd. (Canada)
(Q)	Sigma-Aldrich Chemicals Private Ltd. (India)
(R)	Sigma-Aldrich Japan KK (Japan)
(1)	Sigma-Genosys Japan KK (Japan)
(2)	Sigma-Aldrich Logistics KK (Japan)
(S)	Sigma-Aldrich Korea Ltd. (Korea)
(T)	Sigma-Aldrich Quimica S.A. de C.V. (Mexico)
(U)	Sigma-Aldrich Pte. Ltd. (Singapore)
(1)	Sigma-Aldrich (M)Sdn. Bhd. (Malaysia)
(V)	Sigma-Aldrich Pty. Ltd. (South Africa)
(W)	Sigma-Aldrich Oceania Ltd. (Australia)
(1)	Sigma-Aldrich Australia General Partnership (Australia)
(a)	Sigma-Aldrich New Zealand Ltd (New Zealand)

8)	Sigma-Aldrich Insurance Company Ltd. (Bermuda)

9)	Tetrionics, Inc.